Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 64, National Trust 360 (Intermediate/Long Series), Florida Trust 126 and New Jersey Trust 168:

We consent to the use of our report dated April 30, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

April 30, 2003